UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2019

HOVNANIAN ENTERPRISES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-8551 (Commission File Number)	22-1851059 (IRS Employer Identification No.)

 90 Matawan Road, 5th Floor

Matawan, New Jersey 07747
(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since
Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.      Material Modification to Rights of Security Holders.

The information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed in a Current Report on Form 8-K filed by Hovnanian Enterprises, Inc. (the “Company”) with the Securities and Exchange Commission on March 20, 2019, the Company held its annual meeting of stockholders on March 19, 2019, at which meeting the Company’s stockholders approved the Certificate of Amendment (the “Certificate of Amendment”) to the Restated Certificate of Incorporation of the Company, as amended, to effect a reverse stock split of the Company’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), and the Company’s Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”, together with the Class A Common Stock, the “Common Stock”), and, contemporaneously with such reverse stock split, to effect a corresponding decrease in the number of authorized shares of Class A Common Stock and Class B Common Stock. Following the stockholders’ approval, the Company’s Board of Directors (the “Board”), on March 19, 2019, determined to effectuate the reverse stock split of the Common Stock (including treasury shares) at a 1-for-25 ratio (the “Reverse Stock Split”) and to proportionately decrease the number of authorized shares of Class A Common Stock from 400,000,000 to 16,000,000 and Class B Common Stock from 60,000,000 to 2,400,000.

On March 28, 2019, the Company filed the Certificate of Amendment with the Secretary of State of the State of Delaware to effect the Reverse Stock Split effective as of 12:01 a.m. (New York City time) on March 29, 2019 (the “Effective Time”). At the Effective Time, every 25 shares of issued Class A Common Stock (including treasury shares) were automatically combined into one issued share of Class A Common Stock, and every 25 shares of issued Class B Common Stock (including treasury shares) were automatically combined into one issued share of Class B Common Stock, without any change in the par value per share. The Certificate of Amendment also proportionately decreased, as of the Effective Time, the number of authorized shares of Class A Common Stock and Class B Common Stock. No fractional shares will be issued in connection with the Reverse Stock Split. Shareholders otherwise entitled to receive a fractional share as a result of the Reverse Stock Split will receive a cash payment in lieu of such fractional shares.

In addition, at the Effective Time, the number of Preferred Stock Purchase Rights, representing the right to purchase from the Company 1/10,000th of a share of Series B Junior Preferred Stock issuable pursuant to the Rights Agreement, dated as of August 14, 2008, as amended by Amendment No. 1 thereto, dated as of January 11, 2018, by and between the Company and Computershare Trust Company, N.A., as Rights Agent (as successor to National City Bank), was contemporaneously decreased in proportion to the same 1-for-25 ratio. The Reverse Stock Split did not affect the Company’s 7.625% Series A Preferred Stock or the Depositary Shares representing 1/1,000th of a share of such Series A Preferred Stock and also did not affect the Company’s authorized number of shares of preferred stock.

The Class A Common Stock began trading on a Reverse Stock Split-adjusted basis on the New York Stock Exchange at the opening of trading on March 29, 2019. The trading symbol for Class A Common Stock remains “HOV.” The new CUSIP number for Class A Common Stock following the Reverse Stock Split is 442487401. The new CUSIP number for Class B Common Stock following the Reverse Stock Split is 442487500. Copies of the specimen stock certificates of the post Reverse Stock Split Common Stock are attached to this Current Report on Form 8-K as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

The information set forth herein is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Additionally, on March 28, 2019, the Company filed the Restated Certificate of Incorporation of the Company (the “Restated Certificate of Incorporation”) with the Secretary of State of the State of Delaware, which restated and integrated but did not further amend the Company’s Certificate of Incorporation, as then amended. The Restated Certificate of Incorporation became effective at 12:30 a.m. (New York City time), on March 29, 2019. A copy of the Restated Certificate of Incorporation is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.     Other Events.

On March 29, 2019, the Company issued a press release announcing the effectiveness of the Reverse Stock Split. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Hovnanian Enterprises, Inc.

3.2	Restated Certificate of Incorporation of Hovnanian Enterprises, Inc.

4.1	Specimen Class A Common Stock Certificate.

4.2	Specimen Class B Common Stock Certificate.

99.1	Press Release dated March 29, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC. (Registrant)

By:	/s/ Michael Discafani
Name: Michael Discafani Title: Vice President, Corporate Counsel and Secretary

Date: March 29, 2019

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